Exhibit 99.2

Lincoln Park Capital Fund, LLC

April 11, 2023

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Lincoln Park Equity Line”), dated effective as of November 14, 2022, by and between Nutex Health Inc., a Delaware corporation (the “Company”), and Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPCF”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Lincoln Park Equity Line.

On the date hereof, the Company and YA II PN, LTD., a Cayman Islands exempt limited partnership (the “YA”) entered into a Pre-Paid Advance Agreement (the “PPA”) pursuant to which the Company may, from time to time, request pre-paid advances to be funded by the YA. LPCF hereby consents to such transaction and understands that for so long as the PPA remains in effect, the Company has agreed that the Company shall not use the Lincoln Park Equity Line at any time while the outstanding balance under all Pre-Paid Advances (as defined in the PPA) is $1,000,000 or more, or in the period of time between the delivery of a Request (as defined in the PPA) to the YA and the Pre-Advance Date in respect to such Request.

Upon termination or expiration of the PPA, the Company shall once again be able to request purchase of its Common Stock by LPCF, without limitations set forth herein, subject to, and on the terms and conditions of the Lincoln Park Equity Line. The Company agrees that in consideration of the aforementioned consent, the Company will not terminate the Lincoln Park Equity Line for twenty-four (24) months from the date hereof.

[Signature page follows]

       IN WITNESS WHEREOF, each of LPCF and the Company has executed or caused this letter agreement to be executed by its duly authorized representative as of the date set forth above.

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY:	/s/ Joshua Sheinfeld
Name:	Joshua Scheinfeld
Title:	President

NUTEX HEALTH INC.

By:	/s/ Thomas T. Vo, M.D.
Name:	Thomas T. Vo, M.D.
Title:	Chairman and CEO